UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2023

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway
Suite 100
Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 5, 2023 (the “Separation Date”), Leslie Sloan will no longer serve as Chief Operating Officer of Aeglea BioTherapeutics, Inc. (the “Company”). Dr. Sloan’s departure is not related to any legal, compliance or other matters of the Company.

Subject to Dr. Sloan’s execution of a general release of claims, and in accordance with the terms of her Severance Agreement with the Company, Dr. Sloan will be entitled to receive the following benefits: (i) a severance payment of $435,000, equal to twelve (12) months of her annual salary; (ii) a lump sum bonus payment of $174,000; (iii) payment of COBRA premiums to maintain group healthcare coverage as in effect on the Separation Date for twelve (12) months; and (iv) acceleration of vesting of Dr. Sloan’s outstanding option awards with respect to the number of shares that would have vested if Dr. Sloan had remained in service through an additional twelve (12) months beyond the Separation Date.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the complete text of the Severance Agreement, a copy of which is filed as exhibit 10.18 to the Company’s Annual Report on 10-K for the year ended December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: January 6, 2023	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh
Chief Financial Officer